UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 3, 2007

CHATSWORTH DATA SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-51308	98-0427221
(Commission File Number)	(IRS Employer Identification No.)

321 South Boston Avenue, Tulsa OK 74103
(Address of Principal Executive Offices) (Zip Code)

(918) 645-3701
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 30, 2007 J. Stewart Asbury III resigned as President and Chief Executive Officer of Chatsworth Data Solutions, Inc. (the “Company”) and Chatsworth Data Corporation (“CDC”), its wholly owned subsidiary. Sid L. Anderson, the Company’s Chairman and Executive Director, will replace Mr. Asbury as President and Chief Executive Officer of the Company and Louis W. Dedier III will replace Mr. Asbury as President and Chief Executive Officer of CDC. Mr. Asbury will remain with CDC as its Executive Vice President and Chief Operating Officer.

Mr. Anderson, 60, began his professional career with Peat, Marwick, Mitchell & Co., (currently KPMG) in Tulsa, OK where he was employed for over five years in the firm’s tax department leaving in December 1977 as a Tax Manager. After leaving public accounting, Mr. Anderson practiced law for five years and was a Partner with the law firm of Pray, Walker, Jackman, Williamson & Marlar in Tulsa, Oklahoma. In 1981, Mr. Anderson founded Pan Western Energy Corporation, a small publicly traded oil and gas exploration and production company, where he served as the company’s President and Chief Executive Officer and Chairman of its Board of Directors for nineteen years until the company was sold October 1, 2000.

Mr. Anderson received his undergraduate degree in Business Administration from the University of Oklahoma in 1969 and his Juris Doctorate degree from the University of Oklahoma in 1972. He was admitted to practice law in Oklahoma in 1972 and received his Certified Public Accountant certificate in 1975. Mr. Anderson also was licensed to practice before the United States District Court for the Northern District of Oklahoma and the United States Tax Court. Mr. Anderson has served on the board of numerous civic and academic organizations as well as public trust authorities including the board of trustees of Oklahoma State University - Tulsa and the University of Tulsa, College of Business Administration Executive Advisory Board. Mr. Anderson has also served as a trustee of the Tulsa Industrial Authority, the University Center at Tulsa Trust Authority and the Economic Development Commission for the City of Tulsa. In addition, Mr. Anderson served in the United States Army Reserve (Captain) from 1971 through 1986 and is a member of the National Eagle Scout Association. Since 2001, Mr. Anderson has provided consulting services to a number of companies on a variety of financial and business matters.

Prior to joining Chatsworth Data Corporation, Mr. Dedier, 44, was Vice President of Western US Operations for Election Systems & Software for five (5) years which included primary responsibility for sales and service of election systems in the western United States. Prior to that, Mr. Dedier was employed by the State of California for twenty (20) years in various positions including Deputy Secretary of State. In addition, Mr. Dedier has been involved in a number of businesses in the private sector. Mr. Dedier attended California State University.

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Mr. Dedier has entered into an employment agreement as the President and Chief Executive Officer of CDC for a three year term at a salary of $184,000 per year. CDC has provided Mr. Dedier with an incentive compensation plan that will provide compensation based on a percentage of earnings before interest, taxes, depreciation and amortization (“EBITDA”). Mr. Dedier shall receive 1.5% of EBITDA commencing at an EBITDA level of $1,000,000 up to 5.5% of EBITDA in excess of $5,000,000, on an annual basis. In addition, he will be provided an apartment and a leased automobile for the term of the employment agreement. The employment agreement grants an option to purchase 1,000,000 shares of our common stock at an exercise price of $0.10 per share which vest equally over the 36 month term at the rate of 27,778 per month, until 1,000,000 options shall be vested. The options shall have a five year term. If Mr. Dedier is terminated without cause, he will receive the lesser of twelve months salary or the balance of his salary for the remainder of the term and all unvested options will vest immediately.

Item 9.01.	Financial Statements and Exhibits

(d)	The following exhibits are filed herewith:

99.1	Press Release dated December 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATSWORTH DATA SOLUTIONS, INC

Date: December 3, 2007	By:	/s/ Sid L. Anderson
Sid L. Anderson
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 3, 2007

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